UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2023

SLR Private Credit BDC II LLC

(Exact name of registrant as specified in its charter)

Delaware	814-01616	88-1890628
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Park Avenue, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 993-1670

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 12, 2023, SLR Private Credit BDC II LLC (the “Company”) established a $25 million senior secured revolving credit facility (the “Credit Facility”) with Citibank, N.A. acting as administrative agent. In connection with this senior secured revolving credit facility, the Company, as servicer and equityholder, the Company’s wholly owned financing subsidiary, SLR Private Credit BDC II SPV LLC (the “SPV”), as borrower, and each of the other parties thereto entered into a Credit and Security Agreement, dated as of December 12, 2023 (the “Credit and Security Agreement”).

The Credit Facility matures on December 12, 2028 and, with respect to advances, generally bears interest at a rate of 2.80% per annum during the Reinvestment Period and 3.30% per annum during the Amortization Period plus the Applicable Reference Rate (each such term as defined in the Credit and Security Agreement). Under the Credit Facility, $25 million will be available initially. The Credit Facility can also be expanded to up to $80 million. The Credit Facility is secured by all of the assets held by the SPV. Under the Credit Facility, the Company and the SPV, as applicable, have made certain customary representations and warranties and are required to comply with various covenants, including leverage restrictions, reporting requirements and other customary requirements for similar credit facilities. The Credit Facility includes usual and customary events of default for credit facilities of this nature.

Borrowing under the Credit Facility remains subject to the leverage restrictions contained in the Investment Company Act of 1940, as amended.

The description above is only a summary of the material provisions of the Credit Facility and is qualified in its entirety by reference to the copy of the form of Credit and Security Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K, and by this reference incorporated herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

10.1*	Form of Credit and Security Agreement, dated as of December 12, 2023, by and among SLR Private Credit BDC II SPV LLC, as borrower; SLR Private Credit BDC II LLC, as servicer and equityholder; the Lenders from time to time party thereto; Citibank, N.A., as administrative agent; U.S. Bank Trust Company, National Association, as collateral agent and collateral administrator; and U.S. Bank National Association, as document custodian.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

In accordance with Item 601(a)(5) of Regulation S-K, this exhibit omits certain of its schedules and exhibits. This exhibit’s table of contents includes a brief description of the subject matter of all of its schedules and exhibits, including the omitted schedules and exhibits. The Registrant acknowledges that it must provide a copy of any omitted schedules or exhibits to the Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLR Private Credit BDC II LLC

Date: December 14, 2023	By:	/s/ Guy F. Talarico
Guy F. Talarico
Secretary